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                                                                   [Translation]



                       THE TELECOMMUNICATIONS BUSINESS LAW
             (Law No. 6822, partially amended on December 26, 2002)


                          CHAPTER 1. GENERAL PROVISIONS


Article 1. Purpose

The purpose of this Law is to contribute to the sound development of the telecommunications business through proper business management and to the promotion of public welfare by pursuing consumers' convenience.


Article 2. Definition

(1)  Terms that are used in this Law are defined as follows:

     a) "Telecommunications service provider(s)" means the person(s)/party(ies) which carry out telecommunications services under the permit, registration or report as provided in this Law.

     b) "Users" mean the person(s)/party(ies) who concluded a service contract regarding telecommunications service with Telecommunications Service Provider in order to obtain telecommunications services.

     c) "Universal Services" mean the basic telecommunications services affordable to all Users anywhere anytime at reasonable prices.

(2) The definitions of the terms used in this Law shall be in conjunction with those under the "Telecommunications Basic Law", except for the terms defined by Paragraph (1) above.


Article 3. Obligation to Provide Services

(1) Telecommunications service providers shall not refuse to provide any telecommunications service without reasonable cause.

(2) Telecommunications service providers shall be fair, fast, and accurate in providing services.

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(3)  Telecommunications service tariffs shall be set at a reasonable rate in order to promote smooth development of the telecommunications business as well as to allow customers to enjoy various and convenient services at a fair and low price.


Article 3-2. Universal Services

(1) All telecommunications service providers shall provide universal services or shall compensate for any and all losses arising from such provision of universal services.

(2) Notwithstanding Paragraph (1) above, the Minister of Information and Communication may exempt from such obligations, (i) those telecommunications service providers, as provided in the Decree of the Ministry of Information and Communication, whom it would be inappropriate to impose the said obligations by the nature of the telecommunications service, and (ii) those telecommunications service providers whose revenue from telecommunications services do not exceed the amount set forth in the Decree of the Ministry of Information and Communication within 1/100 of the total revenues from all telecommunications services.

(3) The specific contents of universal services shall be determined in consideration of each of the following matters:

     a)   Development state of information and communication technology;

     b)   Degree of supply of telecommunications services;

     c)   Public benefit and safety;

     d)   Promotion of social welfare; and

     e)   Promotion of Informationization.

(4) The matters necessary for the specific contents of universal services, designation of universal services providers, compensation for the losses caused by the supply of universal services and the funding for such compensation, etc. shall be determined by the Presidential Decree.


                     CHAPTER 2. TELECOMMUNICATIONS BUSINESS


                              I. General Provisions

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Article 4. Classification of Telecommunications Business

(1) Telecommunications business is classified into network service business, specific service business and value added service business.

(2) Network service businesses are those that install telecommunications line facilities and provide telecommunications services by using the telecommunications line facilities("Network Services") in types and contents as designated by the Decree of the Ministry of Information and Communication, in consideration of public interest, effect on national industry and necessity of stable provision of telecommunications services, such as cable communications or telephone calling services.

(3)  Specific service business are those that fall under any of the followings.

     a) Business providing Network Services by using telecommunications line facilities of person(s) permitted for Network Service business under
          Article 5 (hereinafter referred to as "Network Service Provider"); or

     b) Business installing telecommunications facilities in the building provided in the Decree of the Ministry of Information and Communication or providing telecommunications services by using such facilities in such building.

(4) Value added service businesses are those that provide telecommunications services ("Value Added Services") other than the Network Services provided in Paragraph (2) above, with telecommunications line facilities leased from Network Service Provider.


                          II. Network Service Business


Article 5. Permits for Network Service Providers

(1) Those who wish to be Network Service Providers shall obtain a permit from the Minister of Information and Communication.

(2) When the Minister of Information and Communication wishes to permit a Network Service Provider under Paragraph (1), he/she shall proceed through reviews of the Information and Telecommunications Policy Deliberation Committee (hereinafter referred to as the "Deliberation Committee") pursuant to Article 44-2 of the Telecommunications Basic Law. However, such review is not required for the permitting minor businesses provided by the Decree of the Ministry of Information and Communication.

(3) When the Minister of Information and Communication permits a service provider under Paragraph (1) above, he/she shall comprehensively consider the following matters:

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     a)   Whether an applicant presents a reasonable plan for Network Service provision;

     b) Whether the size/scale of the telecommunications facilities of an applicant is adequate;

     c) Whether an applicant has a sound financial foundation and technological capabilities;

     d) Whether an applicant accomplished any technological developments concerning Network Services to be provided;

     e) Whether an applicant has a technological development plan for Network Services;

     f) Whether an applicant has a technological assistance plan for development of telecommunications services; and

     g)   Any other matters necessary for implementation of business.

(4) The Minister of Information and Communication shall determine and notify the detailed criteria of review, period for application and method of application for each Item of Paragraph (3).

(5) When the Minister of Information and Communication permits a Network Service Provider pursuant to Paragraph (1), he/she can attach conditions to the permit, which are necessary for the provision of services, and research and development for the improvement of the telecommunications industry.

(6) Those who can be permitted as Network Service Providers pursuant to Paragraph (1) are limited to corporations.

(7) Procedures regarding the permit under Paragraph (1) and other necessary matters are to be determined by the Decree of the Ministry of Information and Communication.


Article 5-2. (Deleted)


Article 6.    Disqualification of an Approval

Any person(s)/party(ies) falling under one or more of the following categories may not obtain a Network Service Provider license under Article 5.

     a)   Foreign government or foreigner;

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     b)   (Deleted); or

     c) Corporation in which any one of the following individuals owns more than 49/100 of the total issued and outstanding stock (limited to stock with voting rights and including investment equity; the same to apply hereinafter).

          i)   Foreign government;

          ii)  Foreigner; or

          iii) Corporation owned by foreign government or foreigner in a percentage exceeding that determined by the Presidential Decree.

     d) and e) (Deleted)

     f) Corporation in which any one of the following individuals is the largest shareholder (an individual whose ownership ratio of stock with voting rights or investment equity is the highest; the same to apply hereinafter)

          i)   National government;

          ii)  Local autonomous organizations;

          iii) and iv) (Deleted)

     g) through i) (Deleted)


Article 6-2. Qualification for Officials, etc.

(1) A person who falls under any of the following Items shall not be an official of Network Service Provider:

     a)   A person who is minor, incompetent or quasi-incompetent;

     b)   A person who is bankrupt and has not been reinstated;

     c) A person who is subjected to a prison sentence which is heavier than imprisonment due to his/her violation of this Law, the Telecommunications Basic Law, the Radio Waves Law or the Laws on Promotion of Information and Communication Network Utilization and Information Protection, and three (3) years have not elapsed after the completion of the execution of the sentence (including cases when the execution of the sentence is deemed to be completed) or exemption from the execution of the

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          sentence;

     d) A person who is subjected to a suspended sentence which is heavier than imprisonment due to his/her violation of this Law, the Telecommunications Basic Law, the Radio Waves Law or the Laws on Promotion of Information and Communication Network Utilization and Information Protection, and is currently under probation;

     e) A person who is subjected to a fine due to his/her violation of this Law, the Telecommunications Basic Law, the Radio Waves Law or the Laws on Promotion of Information and Communication Network Utilization and Information Protection, and three (3) years have not elapsed after the date of such sentence; or

     f) A person who receives a measure for cancellation of permit as set forth in Article 15, Paragraph (1), a measure for cancellation of registration as set forth in Article 28, Paragraph (1), or an order for cessation of business as set forth in Article 28, Paragraph (2), and three (3) years have not elapsed after the date of receipt of such measure or order. In such case, if a corporation, it shall mean the person who caused such measures for cancellation of permit or registration, or an order for cessation and its representative.

(2) Any official who comes to fall under each category of Paragraph (1) above, or is proved to be a person who fell under such category at the time of appointment, he/she shall automatically resign from office.

(3) Any act in which an official who resigned from office according to Paragraph (2) above had been involved prior to his/her resignation shall not lose its effect.


Article 7. Limitations on Stockholders who Own an Excess Portion of Shares

(1) When a shareholder of the stock of Network Service Providers under the provisions of Article 5, Paragraph (1), falls under Article 6, Item c) through Item f), he/she may not exercise voting rights as to the specified portion or excess portion of the shares.

(2) The Minister of Information and Communication can order correction of related items within the period of six (6) months when a Network Service Provider(s) or a shareholder(s) is subject to any Item of Article 6.

(3) When a Network Service Provider(s) or a shareholder(s) has received a corrective order pursuant to the provisions of Paragraph (2), he/she shall correct those items within such period.

(4) For stock falling under the provisions of Article 6, Items c) through f), a Network Service

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     Provider(s) may refuse to change the shareholders' or members' registry for all or the excess portion of the stock.


Article 8.  Issuance of Stock

In case of stock issued by a Network Service Provider, the stock shall be in registered form.


Article 9.  Obligation of Commencement of Services

(1) A Network Service Provider(s) shall install telecommunications facilities and commence business within the period prescribed by the Minister of Information and Communication.

(2) When a Network Service Provider(s) cannot initiate service within the prescribed period pursuant to Paragraph (1) due to unavoidable reasons such as natural catastrophes, the Minister of Information and Communication can extend the period once upon request of the Network Service Provider(s).

(3)  (Deleted)


Article 10. Addition of Services and Permit of Alteration

(1) When a Network Service Provider wishes to provide any additional Network Services other than those already permitted under Article 5, he/she shall obtain a permit of alteration from the Minister of Information and Communication pursuant to the provisions of the Decree of the Ministry of Information and Communication. However, when a Network Service Provider providing telephone services wishes to provide additional Network Services as prescribed by the Decree of the Ministry of Information and Communication by using the existing facilities without hindering the Network Services currently provided by him/her, he/she shall report to the Minister of Information and Communication.

(2) When a Network Service Provider wishes to alter any important matters determined by the Decree of the Ministry of Information and Communication among those permitted matters under Article 5, he/she shall obtain a permit of alteration from the Minister of Information and Communication pursuant to the provisions of the Decree of the Ministry of Information and Communication.

(3) The provisions of Article 5, Paragraph (5) and Article 9 shall apply mutatis mutandis to the permit of alteration under Paragraph (1) of this Article.


Article 11. Additional Business

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(1)  When a Network Service Provider wishes to operate another business besides the telecommunications service, he/she shall obtain an approval of the Minister of Information and Communication. However, he/she need not obtain approval for businesses designated by the Presidential Decree.

(2) The Minister of Information and Communication shall give approval pursuant to Paragraph (1) when it is determined that an additional business under the provisions of Paragraph (1) will not impede the operation of telecommunications services and that it is necessary for the development of telecommunications.


Article 12. (Deleted)


Article 13. Acquisition of Business and Merger of a Corporation

(1) Those who wish to acquire all or a part of the business of a Network Service Provider or to merge with a Network Service Provider, shall obtain the approval from the Minister of Information and Communication as determined by the Decree of the Ministry of Information and Communication.

(2) When a Network Service Provider wishes to establish a new corporation to provide a part of its permitted Network Services, he/she shall obtain an approval from the Minister of Information and Communication as determined by the Decree of the Ministry of Information and Communication.

(3) To issue a permit or an approval pursuant to Paragraph (1) or (2), the Minister of Information and Communication shall examine the following Items comprehensively:

     a) Appropriateness of financial and technological capacity and business operation ability;

     b) Appropriateness of management of information and communication resources, including frequency and telecommunication number;

     c)   Effects on the competition in Network Service business; and

     d)   Effects on the protection of users and public interest.

(4) Any matters necessary for the detailed standards for examination and examination procedures for each examination item mentioned in Paragraph (3) above, shall be determined and notified by the Minister of Information and Communication.

(5) Those who have acquired a business of a Network Service Provider or the corporations which either are in existence after a merger or have been established as a result of a merger

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     under Paragraph (1) above and the corporations established with the approval under Paragraph (2) shall inherit the duties and rights related to the permit of the former Network Service Provider.

(6) To issue a permit or an approval pursuant to Paragraph (1) or (2), the Minister of Information and Communication may annex a proviso necessary for fair competition and protection of users.

(7) When the Minister of Information and Communication intends to issue an approval pursuant to Paragraph (1), he/she shall discuss thereof with the Information and Telecommunication Policy Review Committee under Article 44-2 of Telecommunications Basic Law and the Fair Trade Commission.

(8) The provisions of Article 6 shall apply mutatis mutandis to the approval under Paragraphs (1) and (2).


Article 14. Cessation/Abolition of Business or Dissolution of Corporation

(1) When a Network Service Provider wishes to cease/abolish its entire or a part of its Network Service business, he/she shall obtain an approval from the Minister of Information and Communication.

(2) A resolution for dissolution of a corporation or a unanimous agreement by all members on dissolution of a corporation, which is a Network Service Provider, requires an approval of the Minister of Information and Communication.

(3) The Minister of Information and Communication shall not allow an approval under Paragraph (1) or pursuant to Paragraph (2) when such cessation/abolition of business or dissolution of a corporation might endanger public interest.


Article 15. Cancellation of Permit

(1) The Minister of Information and Communication can order cancellation of permit or order a suspension of all or a part of the business for less than one (1) year when a Network Service Provider falls under any of the followings:

     a) When a Network Service Provider has obtained permit through fraud or other illegitimate means;

     b) When a Network Service Provider does not comply with the conditions set out under Paragraph (5) of Article 5 and Paragraph (6) of Article 13;

     c) When a Network Service Provider does not comply with the orders under Paragraph (2) of Article 7;

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     d)   When a Network Service Provider has not commenced the services within the period set out by Paragraph (1) of Article 9 (within the extended period in case extension of the period was allowed under Paragraph (2) of Article 9);

     e) When a Network Service Provider fails to comply with the standard contract approved or reported under the provision of Article 29, Paragraph (1);or

     f) When a Network Service Provider has violated this Law (except for the provisions of Article 36-3 and Article 36-4), the Telecommunications Basic Law, the Radio Waves Law, or the Laws on Promotion of Information and Communication Network Utilization and Information Protection , the Basic Informationization Promotion Law, or orders based on such laws.

(2) Standards, procedures and other matters required pursuant to Paragraph (1) shall be prescribed by the Decree of the Ministry of Information and Communication.


Article 16. (Deleted)


                                 III. (Deleted)


Articles 17 and 18 (Deleted)


     IV.  Specific Service Business and Value Added Service Business


Article 19. Registration for Specific Service Provider

(1) Those who wish to do specific service business shall resister to the Minister of Information and Communication with the each of the following requirements as designated by the Decree of Ministry of Information and Communication.

     a)   Financial and technical capability;

     b)   Plan for protection of users; and

     c) Business plan and other matters determined by the Decree of Ministry of Information and Communication.

(2) When receiving the registration for a specific service provider, the Minister of Information and Communication may attach necessary conditions to such as provision of services or research and development for the development of telecommunication industry.

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(3)  Only a corporation may register for a specific service business as set forth in Paragraph (1).

(4) Procedures, requirements and other necessary matters for registration as set forth in Article 1 shall be determined by the Decree of Ministry of Information and Communication.


Article 20.   (Deleted)


Article 21.   Report of Value Added Service Providers

Those who wish to operate Value Added Service business shall report to the Minister of Information and Communication as designated by the Presidential Decree. However, this report is not required for the operation of a Value Added Service business by a Network Service Provider or for the operation of miscellaneous businesses to be determined by the Presidential Decree.


Article 22.   Changes in Registration or Report

When a person who has registered for a specific service business pursuant to
Article 19 (hereinafter called "Specific Service Provider") or who has reported to operate a Value Added Service business pursuant to Article 21 (hereinafter called "Value Added Service Provider") wishes to change any item already registered or reported, it shall register or report such changes in advance in accordance with the Decree of Ministry of Information and Communication.


Article 23.   (Deleted)


Article 24.   (Deleted)


Article 24-2. (Deleted)


Article 25.    Transfer or Acquisition of a Business

In case of an entire or partial transfer or acquisition of Specific Service business or Value Added Service business or merger or inheritance of Specific Service Provider or Value Added Service Provider, the company that acquired such business, the corporation surviving the merger, the new corporation established as a result of the merger, or the heir shall report to the Minister of Information and Communication as prescribed by the Decree of the Ministry of Information and Communication.

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Article 26. Succession of a Business

In case of transfer or acquisition of Specific Service business or Value Added Service business or merger or inheritance of Specific Service Provider or a Value Added Service Provider, pursuant to the provisions of Article 25, the company that obtained such transferred business, the corporation which survives the merger, the new corporation established as a result of the merger, or the heir who inherited the business also inherits all the rights and duties related to a Specific Service Provider or a Value Added Service Provider.


Article 27. Suspension and Cessation of a Business

(1) When a Specific Service Provider or a Value Added Service Provider wishes to suspend or cease all or a part of its service, he/she shall notify such fact to the Minister of Information and Communication and inform the service users of such fact thirty (30) days prior to the scheduled suspension or cessation.

(2) When a corporation of a Specific Service Provider or a Value Added Service Provider is dissolved due to reasons other than a merger, its liquidator (in case of bankruptcy, a trustee) shall notify such fact to the Minister of Information and Communication without any delay.


Article 28. Cancellation of Registration and Order of Cessation of Business

(1) The Minister of Information and Communication may cancel a registration or order a suspension of a business for a period less than one (1) year when a Specific Service Provider has committed any of the followings; however, the Minister of Information and Communication shall cancel its registration in each of the following Items:

     a) When a Specific Service Provider has registered through fraud or other illegitimate means;

     b)   When a Specific Service Provider has not commenced service within one
          (1) year since the registered date under Article 19, Paragraph (1) or has ceased service for one (1) year or longer;

     c) When a Specific Service Provider has not performed the conditions under Article 19, Paragraph (2);

     d)   (Deleted);

     e) When a Specific Service Provider has not complied with a corrective order pursuant

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          to Article 65, Paragraph (1) without a justifiable cause;

     f) When a Specific Service Provider has not performed the order pursuant to Article 7, Paragraph (2) applied mutatis mutandis by the provision of Article 6, Paragraph (2) of Addendum; or

     g) When a Specific Service Provider has violated this Law (except for the provisions of Article 36-3 and Article 36-4), the Telecommunications Basic Law, the Radio Waves Law, or the Laws on Promotion of Information and Communication Network Utilization and Information Protection, the Basic Informationization Promotion Law or orders based on such laws.

(2) The Minister of Information and Communication may order a cessation, or order a suspension of a business for a period less than one (1) year when a Value Added Service Provider has committed any of the followings; however, the Minister of Information and Communication shall order cessation in each of the following Items:

     a) When a Value Added Service Provider has reported through fraud or other illegitimate means;

     b) When a Value Added Service Provider has not commenced service within one (1) year since the registered date under Article 21 or has ceased service for one (1) year or longer;

     c)   (Deleted);

     d) When a Value Added Service Provider has not complied with a corrective order pursuant to Article 65, Paragraph (1) without a justifiable cause; or

     e) When a service provider has violated this Law (except for the provisions of Article 36-3 and Article 36-4), the Telecommunications Basic Law, the Radio Waves Law, or the Laws on Promotion of Information and Communication Network Utilization and Information Protection, the Basic Informationization Promotion Law or orders based on such laws.

(3) Criteria, procedures and other necessary matters under Paragraph (1) or (2) are to be determined by the Decree of the Ministry of Information and Communication.


                     CHAPTER 3. TELECOMMUNICATIONS BUSINESS


Article 29. Report of Standard Contract

(1) Any Network Service Provider shall establish terms of tariff and other service conditions (hereinafter called "standard contract") regarding each telecommunications service to be

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     provided and shall report (including report of any change) them to the
     Minister of Information and Communication. However, Network Service of which the scope of business and market share falls under the standards as designated by the Decree of the Ministry of Information and Communication shall be subject to approve (including permit for any change) from the Minister of Information and Communication.

(2)  (Deleted)

(3) The Minister of Information and Communication shall approve a service contract pursuant to the proviso of Paragraph (1) when he/she determines that the service contract meets the following criteria:

     a)   The fees for the telecommunications service are fair and appropriate;

     b)   The computing method for fees is appropriate and clear;

     c) The terms regarding the responsibility of the service providers and the users of networks as well as method of sharing the construction costs, such as for installation of the telecommunications facility and other construction, are appropriate and clear;

     d) It does not unfairly restrict methods of use of the telecommunications line facilities by other telecommunications service provider or user;

     e)   It does not discriminate against any particular person or party; and

     f) It takes into consideration the terms regarding the securement of major communications under the regulations of Article 55.

(4) When there is a need to provide a new telecommunications service for an experimental purpose, the Minister of Information and Communication may temporarily approve a standard contract regardless of the provisions of Paragraph (1).

(5) When a Specific Service Provider or a Value Added Service Provider uses telecommunications line facilities of a Network Service Provider, the standard contract under Paragraph (1) shall be applied to the uses of such telecommunications line facilities.


Article 30. Changes in Standard Contracts

(1) When the Minister of Information and Communication deems that the standard contract is clearly unfair and thereby creates a problem in promoting public interest due to the changes in the social and economic environment, he can order a telecommunications service provider to alter a standard contract within a certain period after consultation with the Communications Commission established under Article 37 of the Telecommunications Basic Law ("Communications Commission").

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(2)  When an order of alteration is issued pursuant to Paragraph (1), the telecommunications service provider shall alter the standard contract within the specified time period.


Article 31.   (Deleted)


Article 32.   Reduction or Waiver of Fees

Network Service Providers may reduce or waive telecommunications fees as determined by the Presidential Decree.


Article 32-2. Restrictions on Use by Others

No person shall use telecommunications service to be provided by telecommunications service provider in order to mediate others' telecommunications or provide it for telecommunications for others. However, the foregoing provision shall not apply to each of the following cases:

     a) When such mediation or provision is deemed necessary to prevent disaster or provide aid, to secure transportation?communication?power supply, and to maintain public order, under a national emergency situation;

     b) When a person who conducts a business other than the telecommunications business, provides his/her customers with the telecommunications business service as an incidental service;

     c) When a person who engages in the development and sale of telecommunications facilities, such as terminal equipment usable for telecommunications service, allow the third parties to use such facilities for an experimental purpose;

     d) When a user allows a third party to use the telecommunications business service on a non-recurrent basis; or

     e) Other cases as provided in the Presidential Decree, which is required for the interest of the public or does not result in impediment to the operations of telecommunications service providers.


Article 32-3. (Deleted)


Article 32-4. Use of Transmission/Line Facilities

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(1)  CATV broadcasting system operators, network operators or relay broadcasting system operators under the Broadcasting Law may provide their transmission/line facilities or CATV broadcasting facilities to network service providers, pursuant to those terms set forth in the Presidential Decree.

(2) If a CATV broadcasting system operator, network operator or relay broadcasting system operator under the Broadcast Law wishes to provide Value Added Services by using its transmission/line facilities or CATV broadcasting facilities, it shall report to the Minister of Information and Communication in accordance with Article 21.

(3) The provisions of Article 33-5 through Article 37 and Article 38 shall apply mutatis mutandis to the provision of transmission or line facilities or CATV broadcasting facilities as set forth in Paragraph (1).

(4) The provisions of Article 25, Paragraph (2) through Paragraph (6) of the Telecommunications Basic Law shall apply mutatis mutandis to the provision of the services as set forth in Paragraph (2).


Article 33.   Consumer Protection

(1)  (Deleted)

(2) Telecommunications service providers shall immediately process any complaints or just suggestions regarding telecommunications services from users. A telecommunications service provider shall notify a consumer of the reason and the plan for processing when immediate processing is not possible.

(3) Compensation for any damage arising out of any suggestions or complaints in accordance with the provisions of Paragraph (2) or due to a delay in processing shall be dealt in accordance with the provisions of Article 33-2.


Article 33-2. Compensation for Damage

If telecommunications service provider inflicts damage to the user in providing telecommunications service, he/she shall compensate for the damage. However, if the damage occurs due to force majeure event or due to the user's intention or negligence, the responsibilities for compensation of the damage shall be reduced or exempted.


Article 33-3. Procedures for Compensation for Damage and Application for Ruling

(1) In the case of compensation for damage under Article 33-2, the compensation shall be made

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     through consultation with the person who is eligible for compensation for damage.

(2) If consultation on compensation for damage as set forth in Paragraph (1) above is not or cannot be made, the relevant parties mayl request the Communications Commission for a ruling.


       CHAPTER 4. PROMOTION OF COMPETITION OF TELECOMMUNICATIONS BUSINESS


Article 33-4. Promotion of Competition

The Minister of Information and Communication shall make its efforts for establishment of efficient competition system of telecommunications business and for formation of fair competition environment.


Article 33-5. Provision of Telecommunications Facilities

(1) When there is a request for provision of telecommunications facilities from another Network Service Provider, the Network Service Provider may provide other Network Service Provider with telecommunications facilities by executing an agreement.

(2) Notwithstanding Paragraph (1) above, any Network Service Provider who falls under any of the following Items shall, upon receipt of a request as set forth in Paragraph (1), provide the requested telecommunications facilities by executing an agreement.

     a) the Network Service Provider owns facilities that are essential other telecommunications service providers' provisions of telecommunications service; or

     b) the Network Service Provider whose business scale or market share meets the standards set out in the Decree of the Ministry of Information and Communication.

(3)  The scope of the telecommunications facilities as set forth in Paragraphs
     (1) and (2), and the standards on terms and conditions, procedures, method and calculation of consideration of provision of the facilities shall be determined and notified by the Minister of Information and Communication. In this case, the scope of the telecommunications facilities to be provided under Paragraph (2) above shall be determined by considering the level of demand for the telecommunications facilities of the Network Service Providers falling under any Item in Paragraph (2) above.

(4) Network Service Provider who receives telecommunications facilities may be equipped with equipment which may raise efficiency of the facilities within the limit required for providing the permitted telecommunications services.

(5) If the Minister of Information and Communication wishes to determine the standards as set forth in the Paragraph (3), it shall be subject to deliberation of the Communications Commission.


Article 33-6. Joint Use of Subscriber Line

(1) If a Network Service Provider, owning a line installed in the segment from the users to the exchange facilities directly connected to such users ("Subscriber Line"), receives a request for joint use of the Subscriber Line from another telecommunications service provider as determined and notified by the Minister of Information and Communication, the Network Service Provider shall permit such joint use.

(2) The Minister of Information and Communication shall establish and publish the notification regarding the standards concerning the scope, conditions, procedures, and methods of, and calculation of consideration for, the joint use of the Subscriber Line as set forth in Paragraph (1).

(3) If the Minister of Information and Communications wishes to determine the standards as set forth in the Paragraph (2), it shall be subject to deliberation of the Communications Commission.


Article 33-7. Joint Use of Wireless Telecommunications Facilities

(1) If a Network Service Provider receives any request for joint use of wireless telecommunications facilities from another Network Service Provider ("Joint Use"), the Network Service Provider may permit such Joint Use through execution of an agreement. In such case, the consideration for the Joint Use among Network Service Providers as determined and notified by the Minister of Information and Communication shall be calculated and settled in a fair and reasonable manner.

(2) Notwithstanding Paragraph (1) above, for the purposes of increasing efficiency in telecommunications business and protecting users, if the Network Service Providers designated in the notification of the Minister of Information and Communication receives a request for joint use from another Network Service Providers designated in the notification of the Minister of Information and Communication, the relevant Network Service Providers shall permit such joint use by executing an agreement.

(3) The Minister of Information and Communication shall establish and publish the notification regarding the calculation standard, procedures and payment methods of the consideration for the Joint Use as set forth in the latter part of Paragraph (1) and the standards concerning the scope, conditions, procedures, and methods of, and calculation of consideration for, the Joint Use set forth in Paragraph (2).

(4) If the Minister of Information and Communications wishes to determine the standards as set forth in the Paragraph (3), it shall be subject to deliberation of the Telecommunications Commission.


Article 34.   Interconnection

(1) When there is a request for interconnection of telecommunication facilities from another telecommunications service provider, the telecommunications service provider may allow interconnection by executing an agreement.

(2) The scope of interconnection of the telecommunications facilities as set forth in the Paragraph (1) and the standards on terms and conditions, procedures, method and calculation of consideration of interconnection of the telecommunication facilities shall be determined and notified by the Minister of Information and Communication.

(3) Notwithstanding Paragraphs (1) and (2), Network Service Provider who falls under any of the following Items shall, upon receipt of the request as set forth in Paragraph (1), allow interconnection by executing an agreement.

     a) If Network Service Provider possesses the facilities which are essential in other telecommunications service providers' provision of telecommunications service; or

     b) If Network Service Provider provides Network Service of which scope of business and market share falls under the standards determined by the Decree of the Ministry of Information and Communication.

(4) If the Minister of Information and Communication wishes to determine the standards as set forth in Paragraph (2), it shall be subject to deliberation of the Communications Commission.


Article 34-2. Consideration for Interconnection

(1) Consideration for interconnection shall be calculated and settled in a fair and reasonable manner, and the detailed standards and procedures for calculation and method of payment shall be in accordance with the standards as set forth in Article 34, Paragraph (2).

(2) If Network Service Provider is disadvantaged due to causes not attributable to himself/herself in respect of interconnection method, quality of connected call or provision of information necessary for interconnection, he/she may adjust the consideration by reducing the consideration for interconnection as determined by the standards as set forth in Article 34-2.

Article 34-3. Joint Use of Telecommunications Facilities

(1) When there is a request for access or joint use of telecommunications facilities or equipments, such as conduit line, cable, electric pole or station of the Network Service Provider for installation or operation of facilities necessary for interconnection of telecommunications facilities from another telecommunications service provider, the telecommunications service provider may allow access or joint use of the telecommunication facilities or equipment by executing an agreement.

(2) The scope of access or joint use of the telecommunications facilities or equipments as set forth in Paragraph (1) and the standards on terms and conditions, procedures, method and calculation of consideration for access or joint use of the telecommunication facilities shall be determined and notified by the Minister of Information and Communication.

(3) Notwithstanding Paragraph (1), Network Service Provider who falls under any of the following Items shall, upon receipt of the request as set forth in Paragraph (1), allow access or joint use of telecommunications facilities or equipment by executing an agreement.

     a) If Network Service Provider possesses the facilities which are essential in other telecommunications service providers' provision of telecommunications service; or

     b) If Network Service Provider provides Network Service of which scope of business and market share falls under the standards determined by the Decree of the Ministry of Information and Communication.

(4) If the Minister of Information and Communication wishes to determine the standards as set forth in Paragraph (2), he shall be subject to deliberation of the Communications Commission.


Article 34-4. Provision of Information

(1) When a Network Service Provider receives demand for provision of technical information and personal information for users in order to provide telecommunications facilities, interconnect, jointly use, to impose, collect the fee and to serve the telecommunication directory information from other telecommunications service provider, the former may provide the demanded information by executing an agreement.

(2) The scope of the provision of information as set forth in Paragraph (1) and the standards on terms and conditions, procedures, method and calculation of consideration of provision of information shall be determined and notified by the Minister of Information and Communication.

(3) Notwithstanding Paragraph (1), Network Service Provider who falls under any of the following Items shall, upon receipt of the request as set forth in Paragraph (1), provide demanded information of telecommunications facilities by executing an agreement.

     a) If Network Service Provider possesses the facilities which are essential in other telecommunications service providers' provision of telecommunications service; or

     b) If Network Service Provider provides Network Service of which scope of business and market share falls under the standards determined by the Decree of the Minister of the Information and Communication.

(4) The Network Service Provider as set forth in Paragraph (3) shall determine technical standards, standards for use and supply and other standards necessary for formation of fair competition environment, which are required for other telecommunications service provider or user to use the telecommunications facilities by connecting terminal or other telecommunications facilities therewith, obtain an approval therefor from the Minister of Information and Communication, and then make a public notice on the standards.

(5) If the Minister of Information and Communication wishes to determine the standards as set forth in Paragraph (2) or approve in accordance with Paragraph (4), he shall be subject to deliberation of the Communications Commission.


Article 34-5. Prohibition of Misuse of Information

(1) Telecommunications service provider shall not disclose information on individual user which is obtained due to provision of his/her service, provision of telecommunications facilities or interconnection. However, disclosure of information with the concerned person's consent or through appropriate procedures under the relevant laws shall be an exception.

(2) Telecommunications service provider shall use the information which is provided in accordance with Article 34-4 only for the prescribed purpose, and shall not improperly use the information for other purpose nor provide it to a third party.


Article 34-6. Report of Agreement, Including Interconnection

(1) When there is a request for provision, joint use, interconnection or joint utilization of telecommunication facilities, or provision of information from another telecommunications service provider, the Network Service Provider shall conclude an agreement in accordance with Article 33-5, Paragraphs (1) and (2), Article 33-7, the former part of Paragraph (1),
     Article 34, Paragraph (1), Article 34-3, Paragraph (1) or Article 34-4, Paragraph (1) within ninety (90) days, unless he has any special reasons, and shall report it to the Communications Commission. In the case of alteration or abolishment of agreement, the same shall apply.

(2) Notwithstanding Paragraph (1), an agreement to which the Network Service Provider as set forth in Article 33-7, the latter part of Paragraph (1) and Paragraph (2), Article 34, Paragraph (3), Article 34-3, Paragraph (3) and
     Article 34-4, Paragraph (3) is a party shall be subject to procurement of approval from the Communications Commission.

(3) Agreement as set forth in Paragraphs (1) and (2) shall be appropriate to the standards notified by the Minister of Information and Communication in accordance with Article 33-5, Paragraph (3), Article 33-7, Paragraph (3),
     Article 34, Paragraph (2), Article 34-3, Paragraph (2) or Article 34-4, Paragraph (2).

(4) When it is necessary to supplement to an application for approval in accordance with Paragraph (2), the Communications Commission may issue an order of supplementation to the application within a prescribed period.

(5) Agreement as set forth in Article 34-3, Paragraph (1) and Article 34-4, Paragraph (1) may be concluded by being included in the agreement as set forth in Article 34, Paragraph (1).


Article 35. Application for Ruling

(1) In case an agreement on provision or joint use of telecommunications facilities, interconnection/joint use, or provision of information is not or cannot be concluded within the period specified by the provisions of
     Article 34-6, Paragraph (1), telecommunications service provider may request the Communications Commission for a ruling in accordance with
     Article 40-2 of the Telecommunications Basic Law.

(2) If damage occurs arising from another telecommunications service provider's failure to perform an agreement on provision or joint use of telecommunications facilities, interconnection/joint use, or provision of information, telecommunications service provider may request the Communications Commission for a ruling to the effect of performance of agreement or compensation for damage.

(3), (4) and (5) (Deleted)


Article 36. Telecommunications Signals

(1) The Minister of Information and Communication shall establish and enforce the Telecommunications Signals Administration Plan in order to efficiently provide telecommunications service, seek user's convenience and form fair competition environment between telecommunications service providers.

(2) The Minister of Information and Communication shall give a public notice when a plan is established pursuant to Paragraph (1). When the plan is altered, such fact shall be notified publicly.

(3) Telecommunications service providers shall observe the publicly notified matters under Paragraph (2).

(4) In case the Minister of Information and Communication establishes or changes the Telecommunications Signals Administration Plan under Paragraph
     (1), he/she shall discuss thereof with Communications Commission in advance.


Article 36-2. Accounting

(1) Network Service Provider shall keep an accounting as determined by the Decree of the Ministry of Information and Communication, prepare the business report for the previous year, submit it to the Communications Commission by the end of March of each year, and keep and maintain relevant books and evidencing materials.

(2) Where the Minister of Information and Communication determines matters on accounting under Paragraph (1), it shall in advance be subject to deliberation by the Communications Commission and consultation with the Minister of Finance and Economy.

(3) The Communications Commission may verify the contents of the business report submitted by a Network Service Provider in accordance with Paragraph
     (1).

(4) If it is necessary in order to conduct a verification as set forth in Paragraph (3), the Communications Commission may order the Network Service Provider to submit relevant materials or conduct an inspection necessary for confirmation of the facts.

(5) In case the Communications Commission conducts a verification of the contents of the business report according to Paragraph (3), it shall notify the Minister of Information and Communication of the results thereof.


Article 36-3. Prohibited Acts

(1) Telecommunications service providers shall not commit any of the following acts which deteriorate the fair competition and/or damage or threaten to damage users' interests (hereinafter referred to as "prohibited acts"), nor cause another telecommunications service provider or a third party to commit such an act.

     a) Unfair discrimination regarding provision, joint application, joint use, interconnection, joint utilization of telecommunications facilities, or provision of information, unreasonable refusal to conclude an agreement, or failure to perform an agreement without justifiable reasons;

     b) Misuse of information on other telecommunications service provider which is obtained due to provision, joint application, joint use, interconnection, joint utilization of telecommunications facilities, or provision of information, for the purpose of its own business activities;

     c) Calculation of fees for telecommunications service or consideration for provision, joint application, joint use, interconnection or joint utilization of telecommunications facilities, or provision of information by improperly classifying costs or proceeds;

     d) Provision of telecommunications service not in compliance with the standard contract or in a manner which is significantly contrary to the users' interest; or

     e) In case of providing Network Services by using a frequency allocated according to Article 11 or Article 12 of the Radio Wave Law, support or subsidization for all or part of the acquisition cost of a terminal equipment required for provision of the Network Service on the condition that a service agreement is executed. However, the foregoing provision shall not apply to cases where such support or subsidization is deemed necessary for the sound development of the telecommunications business and the promotion of public welfare, as determined by the Presidential Decree.

(2) In case a person, who was contracted to represent a telecommunications service provider in executing an agreement with a user (including revisions to the contents of an existing agreement), commits an act falling under Paragraph (1), Item d) or Item e), such act shall be deemed to have been committed by the telecommunications service provider, and thereby the provisions of Article 37 and Article 37-2 shall apply. However, if the telecommunications service provider is deemed to have exercised due care in order to prevent such act, the foregoing provision shall not apply.

(3) Matters concerning the type and standards of the prohibited acts set forth in Paragraph (1) shall be determined by the Presidential Decree.


Article 36-4. Investigation

(1) If the Communications Commission recognizes that a prohibited act as set forth in Article 36-3 occurs on the basis of any report or recognition, it may cause its public official to make investigation necessary for confirming such prohibited act.

(2) If necessary for investigation as set forth in Paragraph (1) above, the Communications Commission may request the telecommunications service provider to submit all necessary materials or goods. In addition, it may cause its public official to gain access to the telecommunications service provider's office, place of business or the telecommunications service provider's consignee's place of business and to investigate all books, documents, other materials or goods, as prescribed by the Presidential Decree.

(3) A person who gains access to the telecommunications service provider's office, place of business or the telecommunications service provider's consignee's place of business according to Paragraph (2) above shall present a voucher indicating its authority to the relevant person.


Article 37. Measures against Prohibited Acts

(1) If the Communications Commission recognizes that a prohibited act as set forth in Article 36-3 occurs, it may request the telecommunications service provider to take the following measures:

     a)   Separation of organization providing the telecommunications service;

     b) Change of the internal accounting regulations with respect to the telecommunications service;

     c)   Disclosure of information on the telecommunications service;

     d) Execution and fulfillment of, or change in the contents of, any agreement between the telecommunications service providers;

     e) Change of the standard contract and articles of incorporation of the telecommunications service provider;

     f)   Cessation of prohibited act;

     g)   Public announcement of the order for curing the prohibited act;

     h) Measures necessary for restoring the violated matters from their current condition resulting from a prohibited act, into their original shape and condition, such as removal of telecommunications facilities that are the cause of the prohibited act; or

     i)   Other matters as determined by the Presidential Decree.

(2) The telecommunications service provider shall fulfill the order of the Communications Commission as set forth in Paragraph (1) above within the period as determined by the

     Presidential Decree. However, if the Communications Commission recognizes that the telecommunications service provider is unable to fulfill the order within such period due to Acts of God or other unavoidable cause, it may extend such period only one (1) time.

(3) The Communications Commission shall notify the relevant party of the contents of the measure as set forth in Paragraph (1) above and give an opportunity to speak his opinion within the fixed period before ordering to take such measure. If deemed necessary, the Communications Commission may hear any interested person's opinion, except when the relevant party fails to conform thereto without any justifiable cause.


Article 37-2. (Imposition of Surcharge on Prohibited Acts)

(1) The Communications Commission may impose a surcharge not exceeding the amount equivalent to 3/100 of the sales amount as determined by the Presidential Decree, when any telecommunications service provider commits any acts prescribed in the Article 36-3; provided, however, that the Communications Commission may impose a surcharge not exceeding 1 billion Won in case there is no sales amount or its calculation is difficult as determined by the Presidential Decree.

(2) Types of violative activities on which a surcharge will be imposed pursuant to Paragraph (1), the appropriate amount of surcharges, and other necessary matters shall be set forth under the Presidential Decree.

(3)  In case the person who is subject to the surcharge pursuant to Paragraph
     (1) fails to pay thereof by the due date, the Communications Commission shall collect an additional charge calculated at the rate of 6/100 per annum of the above surcharge for the delayed period from the day after the due date thereof.

(4) In the case where the person who is subject to the surcharge pursuant to Paragraph (1) above fails to pay thereof by the due date, the Communications Commission shall urge payment with a time limit. If he/she fails to pay the surcharge and the additional charge pursuant to Paragraph
     (3) within such period, the Communications Commission pursuant to the examples of the deposition of national taxes in arrears.


Article 37-3. Relationship with Other Laws

In case any corrective measure is taken pursuant to the provision of Article 37 or imposition of surcharge is made pursuant to the provision of Article 37-2 with respect to the acts of a telecommunications service provider falling under each Item of Article 36-3, Paragraph (1), any corrective measure or surcharge under the Monopoly Regulation and Fair Trade Law shall not be taken or imposed on the same acts of that telecommunications service provider for the same reason.

Article 38.   Compensation

When the measures as set forth in Article 37, Paragraph (1) are to be taken, a person who has suffered damage due to the prohibited act may claim a compensation for damage against the telecommunications service provider who has engaged in the prohibited act. The telecommunications service provider may not be indemnified unless he/she proves that he/she did not commit prohibited act by willful conduct or by negligence.


Article 38-2. Improvement of Quality of Telecommunications Service

(1) The telecommunications service provider shall make efforts to improve the quality of service provided thereby.

(2) The Minister of Information and Communication shall take measures, including the evaluation of the quality of telecommunications service, to improve the quality of telecommunications service and to increase the convenience for the users thereof.

(3) The Minister of Information and Communication may order the telecommunications service provider to submit data necessary for the evaluation of the quality of service provided thereby under Paragraph (2).


Article 38-3. Pre-selection Policy

(1) The Minister of Information and Communication shall enforce the policy under which a user selects in advance his/her desired telecommunications service provider for telecommunications services (hereinafter referred to as "Pre-selection Policy"). In this case, the telecommunications businesses shall mean those identified by the Decree of Ministry of Information and Communication from among the telecommunications businesses being provided by multiple telecommunications service providers.

(2) No telecommunications service providers shall force a user to make a pre-selection of a certain telecommunications service provider, or solicit or lead the user to do such in an unfair manner.

(3) The Minister of Information and Communication may designate an expert institution to conduct the business of registration or change of the pre-selection (hereinafter referred to as "Pre-selection Registration Center") for efficient and impartial enforcement of the Pre-selection Policy.

(4) Any matters regarding the enforcement of the Pre-selection Policy and any matters necessary for designating the Pre-selection Registration Center and its business handling methods, etc. shall be established and notified by the Minister of Information and Communication following the deliberation thereof by the Telecommunication Commission.


Article 38-4. Number Portability

(1) The Minister of Information and Communication may establish and enforce the plan for telecommunications number portability (hereinafter referred to as "Number Portability Plan") enabling users to maintain their telecommunications numbers regardless of change of the telecommunications service providers.

(2)  The Number Portability Plan shall include each of the followings:

     a)   Type of service subject to telecommunications number portability;

     b) Timing of the application of the number portability by each service subject to telecommunications number portability; and

     c) Matters regarding sharing of expenses for the enforcement of telecommunications number portability among telecommunications service providers.

(3) The Minister of Information and Communication may order the relevant telecommunications service providers to take such measures as are necessary for enforcement of the Number Portability Plan.

(4) The establishment or change by the Minister of Information and Communication of the Number Portability Plan shall be subject to the deliberation of the Communications Commission.

(5) In order to implement telecommunications number portability in an efficient and neutral manner, the Minister of Information and Communication may designate an expert institution to handle operations relating to the registration and change of the telecommunications number portability (hereinafter referred to as "Number Portability Management Institution").

(6) Matters relating to implementation of telecommunications number portability, the designation of the Number Portability Management Institution, and its operations shall be publicly notified by the Minister of Information and Communication through consultation with the Communications Commission.


    CHAPTER 5. INSTALLATION AND MAINTENANCE OF TELECOMMUNICATIONS FACILITIES

Article 39. Use of Land

(1) A Network Service Provider may use other people's land or building/structures on such land and water surface/under water (hereinafter called the "lands") when such are necessary to install lines and air-laid cables and their parts (hereinafter called the "lines") which are provided for telecommunications services. In such case, a Network Service Provider shall agree with the owner or the occupants of the land in advance.

(2) In case an agreement cannot be reached or the parties are unable to agree based on the provisions of Paragraph (1), a Network Service Provider may use the land of other people as determined by the Law on Acquisition of and Compensation for Land for Public Utility.

(3)  (Deleted)


Article 40. Temporary Use of the Land

(1) A Network Service Provider may temporarily use private or national/public telecommunications facilities and/or land to the extent not seriously obstructing the current use when it is necessary to use such places for measures such as laying new lines and installing or maintaining/repairing telecommunications facilities.

(2) A Network Services Provider shall notify to occupants of private or national/public property in advance of the purpose and duration of the use when he/she wishes to temporarily use such properties based on the provisions of Paragraph (1). However, when it is not possible to notify in advance, a Network Service Provider shall notify the occupants when using or after using without delay. In case addresses and locations of the occupants are not available, a Network Service Provider shall give a public notice.

(3) The duration of temporary use of the land based on the provisions of Paragraph (1) shall not exceed six (6) months.

(4) A person who temporarily uses private or national/public telecommunications facilities or land based on the provisions of Paragraph (1) shall carry a certificate which specifies the right of such use and shall show this to the relevant person.


Article 41. Exit/Entry on the Land

(1) A Network Service Provider may exit/enter other people's land when it is necessary for measuring and surveying for the purpose of installation and maintenance of telecommunications facilities. However, when a Network Service Provider has to exit/enter a private residence, he/she shall obtain a consent of a resident.

(2) The provisions of Paragraphs (2) and (4) of Article 40 shall apply mutatis mutandis to cases when the surveying/measuring personnel have to exit/enter private or national/public land based on the provisions of Paragraph (1).


Article 42. Request for Elimination of Obstacles

(1) A Network Service Provider can request removal, modification, repair and other necessary measures to owners or occupants of obstacles such as gas pipes, water pipes, sewers, electric light circuits, electric power cables or self-telecommunications facilities (hereinafter called "obstacles") which could damage the telecommunications facilities or installation of lines.

(2) A Network Service Provider can request the owners and occupants to remove any fixtures which might damage the installation and maintenance of lines or telecommunications.

(3) In case the owner or occupant of the fixture does not comply with a request based on the provisions of Paragraph (2) or there is any unavoidable reason for not removing the fixture, a Network Service Provider may remove or transplant such fixtures after obtaining permission of the Minister of Information and Communication. In such case, a Network Service Provider shall notify the owner or occupants of the fixtures of such action without delay.

(4) The owner or occupant of the obstacles which could harm or have a possibility of causing harm to the telecommunications facilities of a Network Service Provider shall confer in advance with a Network Service Provider when it is necessary to construct, expand, repair, demolish or modify such obstacles.


Article 43. Use of Transportation

(1) A Network Service Provider may use private or national/public ships, airplanes or other transportation means or may use such means for special provision needed to open a radio communication station which would provide telecommunications services or may use such means after consulting with the owners or occupants regarding the supply of facilities in advance.

(2) The provisions of Paragraph (2) of Article 40 and Article 44 shall apply mutatis mutandis to the case of the provision of Paragraph (1).


Article 44. Obligation of Restoring to Original Condition

When a Network Service Provider finishes using the land based on the provisions of Article 39 and 40 or such land is no longer needed to provide for telecommunications services, he/she shall restore such land to its original condition. When the land cannot be restored to its original condition, a Network Service Provider shall compensate appropriately the losses of the owner or occupant.


Article 45. Compensation for Losses

A Network Service Provider shall pay an appropriate compensation to the injured party when he causes loss to other people, in accordance with Article 40, Paragraph (1); Article 41, Paragraph (1); or Article 42.


Article 46. Compensation for Out-of-Pocket Expenses

(1) A Network Service Provider shall compensate for the out-of-pocket expenses incurred when he was specially supplied with materials needed to open a radio communication station which would provide telecommunications services from an owner or occupant of a ship, airplane, or other means of transportation based on the provision of Article 43, Paragraph (1).

(2) Procedures for compensation for damage and/or application for the ruling set forth in Article 33-3 shall apply mutatis mutandis to those for compensation for out-of-pocket expenses under Paragraph (1) above.


Article 47. Procedure of Compensation for Land Losses

(1) A Network Service Provider shall consult with the injured parties when compensating for any losses based on the provisions of Articles 44 and 45 when the injured is unable to recover fully the losses from the use of land, exit/entry on land, or removal of obstacles based on Article 40, Paragraph (1), Article 41, Paragraph (1), Article 42, and Article 44.

(2) When an agreement based on the provision of Paragraph (1) has not been reached or it is not possible to consult concerned parties, an application for a ruling shall be submitted to the local land confiscation commission based on the Law on Acquisition of and Compensation for Land for the Purpose of Public Utility.

(3) Except for matters specifically mentioned in this Law, the relevant provisions of the Law on Acquisition of and Compensation for Land for the Purpose of Public Utility shall apply mutatis mutandis with respect to the standards, methods, and procedures of compensation for the land pursuant to Paragraph (1) and application for ruling pursuant to Paragraph (2).

Article 48. (Deleted)


Article 49. (Deleted)


Article 50. Protection of Telecommunications Facilities

(1) No one shall destroy telecommunications facilities; furthermore, no one shall hinder the flow of telecommunications by interrupting the functions of telecommunications facilities, such as through attachment of other materials to such equipment.

(2) No one shall damage telecommunications facilities' measuring marks or telecommunications facilities by throwing things at such facilities or by attaching rafts, ships, or other moving objects.


Article 51. Movement of Facilities

(1) When purpose or methods of use of the land where a Network Service Provider's telecommunications facilities are installed or the nearby land have changed and such facilities have come to hinder the use of such land, the owner or occupant of such land may request a Network Service Provider to move telecommunications facilities or take necessary measures to remove such obstacles.

(2) When a Network Service Provider has been requested, based on the provision of Paragraph (1), he/she shall arrange necessary measure except for case when it is not possible to do so due to administrative or technological reasons.

(3) The costs needed for the measures based on Paragraph (2) shall be borne by the party who requested such action. However, such costs can be reduced or waived as determined by Presidential Decree.


Article 52. Cooperation of Other Organizations

Cooperation of related public organizations may be requested when transportation of automobiles, ships, airplanes, and other transportation means are needed for the installation and maintenance of telecommunications facilities of a Network Service Provider. In this case, the public organization which received such request shall accept it unless there is just cause.


                       CHAPTER 6. SUPPLEMENTARY PROVISIONS

Article 53. Prohibition of Subversive Communication

(1) Those who use telecommunications shall not engage in any act falling under the following Items:

     a) Telecommunications which contain contents that distribute, sell, rent or openly display obscene signs, literature, sounds, pictures or images;

     b) Telecommunications which contain contents that defame another person by disclosing any facts or false facts for the purpose of slandering the person;

     c) Telecommunications which contain contents that repeatedly send to a person signs, literature, sounds, pictures or images that arouse fear or a feeling of uneasiness;

     d) Telecommunications which contain contents that damage, destruct, alter, forge or hinder the operation of information and communication systems, data or programs without any justifiable reasons;

     e) Telecommunications which contain contents that offer media materials that are harmful to juveniles, as set forth in the Juvenile Protection Law, for the purpose of making profits, without performing the legal obligations, such as confirming the age of users and obligation of indication;

     f) Telecommunications which contain contents that fall under the category of speculative acts that are legally prohibited;

     g) Telecommunications which contain contents that disclose state secrets, such as classified information categorized as such by the laws and regulations;

     h) Telecommunications which contain contents relating to the performance of acts prohibited by the National Security Law; and

     i) Telecommunications which contain contents that are produced with criminal intent, or instigate or abet crime.

(2) With respect to telecommunications described in Paragraph (1), the Minister of Information and Communication may order the telecommunications service provider to refuse, suspend or restrict such telecommunications through consultation with the Information and Communication Ethics Committee under
     Article 53-2. However, in the case of telecommunications set forth in Paragraph (1), Items b) and c), the Minister of Information and Communication shall not issue such an order against the relevant injured party's intention; in the case of Paragraph (1), Items g) through i), the Minister of Information and Communication may issue such an order only upon the request from the head of the relevant central administrative agency.

(3) The Minister of Information and Communication shall first give the telecommunications service provider and the relevant users subject to the order set forth in Paragraph (2) an opportunity to voice their opinion. However, in each of the following Items, the foregoing provision shall not apply:

     a) When such a measure should be taken urgently for the safety or welfare of the public;

     b) When it is considerably difficult or obviously unnecessary to listen to an opinion, as determined by the Presidential Decree; or

     c) When the relevant person clearly indicates his/her intention to waive the opportunity to submit his/her opinion.


Article 53-2. Information and Communication Ethics Committee

(1) The information and communication ethics committee (hereinafter "Committee") shall be established in order to develope the sound communications culture and create an upright using environment of telecommunications.

(2) The Committee shall have between eleven (11) and fifteen (15) members including one (1) chairman.

(3) The Minister of Information and Communication shall appoint members of the Committee from the academic circle, legal circle, users groups and the telecommunications industry. In this case, the Minister of Information and Communication shall appoint more than one-fifth(1/5) of the members of the Committee from the legal sector and those affiliated to users groups, respectively.

(4)  The Committee shall perform each of the following activities:

     a) The Committee shall present basic principles concerning information and communication ethics;

     b) The Committee shall review information, as provided in this Law and the Presidential Decree, which is disclosed and circulated to the public through telecommunications line and shall demand the correction of any matters according to the review;

     c) The Committee shall make a recommendation in order to establish measures for circulating sound information through the telecommunications lines;

     d) The Committee shall operate an agency for receiving reports regarding circulation of information that is illegitimate or harmful to juveniles;

     e) The Committee shall engage in activities for the promotion of a sound culture of information; and

     f) The Committee shall carry out any other matters delegated by the Minister of Information and Communication concerning the promotion of circulation of sound information.

(5) Matters necessary for organization and operation of the Committee shall be determined by the Presidential Decree.

(6) The government may subsidize any expenses necessary for operation of the Committee within the scope of budget.


Article 54. Protection of Confidentiality of Communications

(1) No one shall intrude on or disclose any confidential information while providing telecommunications services.

(2) Those who work or worked in telecommunications services shall not disclose any confidential information of other people that he/she might have known during his employment.

(3) Telecommunications service providers may cooperate with the court, prosecutor or the head of investigation agency (including military investigation agency, hereinafter the same shall apply) and the head of intelligence investigation agency when requested to disclose or submit the following documents or data for the purpose of trial, investigation, execution of sentence or collection of information to prevent any danger to the national security ("provision of communication data"):

     a)   User's name;

     b)   User's resident registration number;

     c)   User's address;

     d)   User's telephone number;

     e) User's ID (this refers to a user identification code used to identify authorized users of a computer system or communication network); and

     f)   Date of subscription and/or termination of user.

(4)  The request for the provision of communication data pursuant to Paragraph
     (3) shall be made in written form which sets forth the reason for request, relevancy of the user in question and scope of necessary data ("written request for provision of data"); provided, however, in the case of urgent circumstances for which there is no time to make a request in writing, such request may be made without a written form and when such circumstances are resolved, a written request for provision of data shall be submitted to the telecommunications service providers without delay.

(5) When the telecommunications service provider provides communication data in accordance with the procedures mentioned in Paragraphs (3) and (4), such telecommunications service provider shall keep the relevant data, such as the written request for provision of data and the ledger set forth in the Ministerial Decree of Ministry of Information and Communication, containing the necessary matters including the provision of data.

(6) The telecommunications service provider shall report to the Minister of Information and Communication twice a year, the status regarding the provision of communication data in accordance with the Presidential Decree, and the Minister of Information and Communication may inspect the report made by the telecommunications service provider and the management of the relevant data provided in Paragraph (5).

(7) The telecommunications service provider shall notify in accordance with the Ministerial Decree of the Ministry of Information and Communication the contents described in the ledger provided in Paragraph (5), to the head of the central administrative agency for which the person who requested the communication data pursuant to the provision in Paragraph (3), is working. However, in case the provision of communication data is requested by the court, such contents shall be reported to the Minister of Court Administration.

(8) The telecommunications service provider shall establish and operate a special organization which is in charge of the communication secrets of the users, and any matters regarding the function and formation of the special organization shall be determined by the Ministerial Decree of the Ministry of Information and Communication.

(9) Any necessary matters regarding the scope of the persons authorized to seal the documents submitted to the telecommunications service provider in accordance with the provision of Paragraph (4), shall be determined by the Ministerial Decree of the Ministry of Information and Communication.


Article 54-2. Notification of Caller's Telephone Number

(1) Upon the request of a call recipient, telecommunications service providers may inform the recipient of the telephone number of the caller, in accordance with those terms set forth in the Decree of the Ministry of Information and Communication. However, the foregoing shall not apply in the event that the caller expresses his/her intention to refuse such disclose of his/her telephone number.

(2) Notwithstanding the proviso of the last sentence of Paragraph (1) above, the telecommunications service providers may inform the recipient of the caller's telephone number, (i) if the call recipient so requests in accordance with those terms set forth in the Decree of the Ministry of Information and Communication in order to protect a call recipient from any verbal violence, threat, harassment, etc. through telecommunications; or
     (ii) if the relevant telecommunications service is the special number telephone service set forth in the Decree of the Ministry of Information and Communication.


Article 55. Restrictions and Suspension of Business

In case of national crisis, such as war, civil conflict, Acts of God or when there is a possibility of such crises, or when there are inevitable causes, the Minister of Information and Communication can order telecommunications services providers to restrict or suspend the entire or part of telecommunications services in order to secure primary communications means, based on the determinations of the Presidential Decree.


Article 56. (Deleted)


Article 57. (Deleted)


Article 58. (Deleted)


Article 59. Approval for International Telecommunications Business

(1) When there exist provisions related to international telecommunications services in treaties or agreements that the government joined, those provisions are to be applied.

(2) In case where a telecommunications service provider wants to conclude an agreement or a contract with regards to the settlement of charges for international telecommunications service with a foreign government or a foreigner (excluding Value Added Service Providers) and other international telecommunications service set forth under the Presidential Decree, he/she shall obtain an approval from the Minister of Information and Communication as provided in the Presidential Decree. The same is true when he/she wants to alter or nullify such agreement or contract.

(3) The standards for the approval on the agreement or contract regarding the settlement of charges for international telecommunications service provided in Paragraph (2) shall be determined and publicly notified by the Minister of Information and Communication.


Article 59-2. Cross-Boarder Supply of Network Services

(1) Those who wish to provide Network Service from abroad into Korea (hereinafter referred to as "Cross-Boarder Supply of Network Services) without having any business place in Korea shall execute an agreement regarding the Cross-Boarder Supply of Network Services with domestic Network Service Provider or Specific Service Provider providing the same Network Services.

(2) The provisions of Article 29, Article 30, Article 33 through 33-3, Article 36-3 through Article 37, Article 38, Article 53 through 55, Article 62 and
     Article 65 shall apply mutatis mutandis to the provision of services determined by an agreement of Network Service Provider or Specific Service Provider pursuant to Paragraph (1).

(3)  The Minister of Information and Communication may cancel the approval under
     Article 59, Paragraph (2) or order a part or whole suspension of a Cross-Boarder Supply of Network Services as set forth in the relevant agreement for a period less than one (1) year when those who wish to provide Cross-Board Supply of Network Services under Paragraph (1), or a Network Service Provider or Specific Service Provider who executed an agreement with those has violated the relevant provisions applied by Paragraph (2).

(4) Criteria and procedures for such measures under Paragraph (3) and other necessary matters are to be determined by the Decree of the Ministry of Information and Communication.


Article 60.   (Deleted)


Article 61.   (Deleted)


Article 62.   Reporting Statistics

(1) Telecommunications service providers shall report statistics related to provision of telecommunications business to the Minister of Information and Communication as set forth under the decree of the Minister of Information and Communication, such as current status of facilities and results of use by each telecommunications business, current status of users and call traffic related documents necessary for imposition and collection of charges, and shall keep and maintain all related documents.

(2) When requested by the Minister of Information and Communication, Network Service Providers and their shareholders, Specific Service Providers and their shareholders shall submit relevant materials needed for verification of matters prescribed in Article 6 as set forth under the decree of the Ministry of Information and Communication.

(3) The Minister of Information and Communication can request administrative branches or other relevant branches to review submitted materials or to submit relevant materials in order to make a verification under Paragraph
     (2) or to check the authenticity of submitted materials. In this case, the requested branches shall comply unless there is just cause.


Article 63. Hearing

In cases where the Minister of Information and Communication wants to make any of the following measures, the Minister shall hold a hearing.

(1) Cancellation of approval for Network Service Providers pursuant Article 15, Paragraph (1);

(2) Cancellation of registration for Specific Service business or cessation for Value Added Service business pursuant Article 28, Paragraph (1) and (2); or

(3)  Cancellation of an approval pursuant Article 59-2, Paragraph (3).


Article 64. Imposition of Surcharge

(1) In case the Minister of Information and Communication shall order a suspension of business when any one of the Items of Article 15, Paragraph
     (1), or Items of Article 28, Paragraphs (1) and (2) applies to telecommunications service providers and such suspension may create inconvenience to users of those services or damage public interests, the Minister can substitute the imposition of a surcharge up to three-hundredths (3/100) of the sales calculated according to the Presidential Decree. However, in case the telecommunications service provider records no sales or it is difficult to calculate the sales, the Minister of Information and Communication may impose a surcharge up to 1 billion Won as set forth in the Presidential Decree.

(2) Types of violative activities on which a surcharge will be imposed pursuant to Paragraph (1), the appropriate amount of surcharges, and other necessary matters shall be set forth under Presidential Decree.

(3) the provision of Article 37-2, Paragraph (3) and Paragraph (4) shall apply mutatis mutandis, to the collection of surcharge under Paragraph (1).

(4)  (Deleted)


Article 64-2. Extension of Due Date for Surcharge and Payment of Surcharge on
              Installment Basis

(1) In case the surcharge which the telecommunications service provider is subject to pay pursuant to the provisions of Article 37-2 and Article 64 exceeds the amount as determined by the Presidential Decree and it is difficult for the relevant telecommunications service provider to make the full payment of the surcharge in lump sum basis due to each of the following reasons, the Minister of Information and Communication may extend the due date or allow the payment on installment basis. In this case, when deemed necessary, the relevant telecommunications service provider is required to provide collateral.

     a) When a significant loss is inflicted on its property due to natural disaster or fire;

     b) When its business reaches substantial crisis due to the difficult business circumstances; or

     c) When considerable difficulties of the finance are anticipated with the payment of surcharge in lump sum basis.

(2) Any matter necessary for extension of the due date for surcharge, payment of surcharge on installment basis and provision of collateral shall be determined by the Presidential Decree.


Article 65.   Corrective Orders

(1) The Minister of Information and Communication shall order a correction when any one of following Items applies to telecommunications service providers:

     a) In case of violation of this Law, the Telecommunications Basic Law, the Radio Waves Law, the Laws on Promotion of Information and Communication Network Utilization and Information Protection, the Basic Informationization Promotion Law and the orders pursuant to these laws;

     b) When service operation procedures of telecommunications service providers are deemed to have caused significant damage to user benefits; or

     c) When necessary measures, such as repair, are not taken immediately to remove obstacles in case of occurrence of obstacles to the provision of telecommunications services due to accidents, etc.

(2) The Minister of Information and Communication can order the following Items regarding telecommunications service providers when it is necessary for the advancement of telecommunications:

     a)   Integrated operation/management of telecommunications facilities;

     b) Expansion of telecommunications facilities for promoting society's welfare;

     c) Establishment and management of communications networks for primary communications in order to efficiently run national administration; or

     d)   Other items determined by Presidential Decree.

(3) The Minister of Information and Communication may order any person who falls under any of the following Items to suspend his/her the provision of telecommunications business, or to remove his/her telecommunications facilities:

     a) One who operated a network service providing business without a permit under Article 5, Paragraph (1);

     b) One who operated a specific service providing business without registration under Article 19, Paragraph (1); or

     c) One who operated a value added service providing business without a report under Article 21, Paragraph (1).


Article 66 and Article 67. (Deleted)


Article 68. Commission and Delegation of Authority

(1) Part of the authority of the Minister of Information and Communication based on this Law can be delegated to the Governor of Communications as set forth under Presidential Decree.

(2) The Minister of Information and Communication may delegate a part of his duties regarding report based on the provision of Article 21, Paragraph (1) as set forth under the Presidential Decree to a telecommunications service provider or the Association of the Data Communications Promotion based on the Laws on Promotion of Information and Communication Network Utilization and Information Protection.


                          CHAPTER 7. PENAL REGULATIONS

Article 69. Penal Regulations

One to whom any of the following Items applies shall be sentenced with imprisonment of up to five (5) years or a fine of up to 200 million Won:

     a)   One who operated Network Service business without a permit pursuant to
          Article 5, Paragraph (1);

     b) One who damaged telecommunications facilities in violation of Article 50, Paragraph (1) or one who obstructed telecommunications services through attachment of material to telecommunications facilities, etc.;

     c) One who disclosed other's confidential information that he/she acquired during his/her term of office, violating the provision of
          Article 54, Paragraph (2); or

     d) One who provided communication data or received such data in violation of Article 54, Paragraph (3).


Article 70. Penal Regulations

One to whom any of the following items applies shall be sentenced with imprisonment of up to three (3) years or a fine of up to 150 million Won:

     a) One who refuses to provide telecommunications services without just cause, violating the provision of Article 3, Paragraph (1);

     b) One who is in violation of the measure of business suspension pursuant to the provision of Article 15, Paragraph (1);

     c) One who has operated Specific Service business without registration pursuant to Article 19, Paragraph (1);

     d) One who conducts the prohibited acts as set forth in Article 36-3, Paragraph (1), Items a) through d);

     e)   One who has not observed an order pursuant to Article 37, Paragraph
          (2);

     f) One who obstructed activities of line survey or preservation and installation of telecommunications facilities pursuant to Article 40, Paragraph (1); or

     g) One who infringes on or discloses confidential information about communications served by telecommunications service providers, violating the provision of Article 54, Paragraph (1).

Article 71. Penal Regulations

One to whom any of the following Items applies will be sentenced with imprisonment of up to two (2) years or a fine of up to 100 million Won:

     a) One who has not acquired a permit of alternation or has not made a report under Article 10;

     b) One who has not acquired an approval under Article 11, Paragraph (1) and Article 34-4, Paragraph (4);

     c) One who has not acquired an approval under Article 13, Paragraph (1) or Paragraph (2) or Article 14, Paragraph (1);

     d) One who has operated Value Added Service Business without reporting pursuant to Article 21;

     e) One who is in violation of the measure of business suspension pursuant to the provision of Article 28, Paragraph (1);

     f) One who is in violation of the order of business cessation pursuant to the provision of Article 28, Paragraph (2);

     g) One who has disclosed, used or provided any information in violation of the main text of Article 34-5, Paragraph (1) or Article 34-5, Paragraph (2);

     h)   One who has not observed an order pursuant to Article 53, Paragraph
          (2) or Article 55; or

     i) One who has not acquired an approval, approval on alteration or cancellation under Article 59, Paragraph (2).


Article 72. Penal Regulations

One to whom any of the following Items applies will be sentenced with imprisonment of up to one (1) year or a fine of up to 50 million Won.

     a) One who has violated a corrective order under Article 7, Paragraph (2) (cases applied mutatis mutandis by Article 4, Paragraph (4) of Addenda to the Amended Telecommunications Business Law (No. 5385) are also included);

     b)   (Deleted);

     c)   One who has not registered or reported an alteration pursuant to
          Article 22;

     d)   One who has not made a report pursuant to Article 25;

     e) One who is in violation of the measure of business suspension pursuant to the provision of Article 28, Paragraph (2);

     f) One who has provided a telecommunications service without making report or obtaining the necessary approval under Article 29, Paragraph
          (1); or

     g) One who served as an intermediary for communications of others using the telecommunications service provided by the telecommunications service provider, or provided the aforesaid telecommunications service to others for their communications in violation of the main text of
          Article 32-2.


Article 73. Penal Regulations

One to whom any of the following Items applies will be sentenced with a fine of 50 million Won or less.

     a) One who commits any prohibited acts set forth in Article 36-3, Paragraph (1), Item e);

     b) One who denies or obstructs a temporary use of private telecommunications facilities or land pursuant to Article 40, Paragraph (1) without just cause;

     c) One who denies or obstructs entry/exit to land pursuant to Article 41, Paragraph (1) without just cause;

     d) One who denies an order for moving, alteration, or repair of an obstruction or other measures pursuant to Article 42, Paragraph (1), or one who denies a request for removal of a plant pursuant to Paragraph (2) under the same Article without just cause;

     e) One who denies a request for provision of facilities or use of transportation pursuant to Article 43, Paragraph (1) without just cause;

     f)   (Deleted); or

     g)   (Deleted).

Article 74. (Deleted)


Article 75. Penal Regulations

One who damages the telecommunications facilities or injures measuring card of the telecommunications facilities in violation of Article 50, Paragraph (2) shall be sentenced with a fine of 1 million Won or less or with a police fine.


Article 76. Attempts

One who attempts to violate Article 69, Items b) and c) or Article 70, Item g), shall be punished.


Article 77. Double Penalty Provision

When a representative of a corporation, a proxy for a corporation/individual, an employee or a worker for a corporation/individual commits a violation of Articles 69 through 73 regarding services provided by that corporation/individual, not only the person who committed that violation will be punished, but also that corporation or individual will be sentenced with a fine pursuant to each pertinent Article.


Article 78. Penalties

(1) One to whom any of the following Items applies will be sentenced with a penalty of 10 million Won or less.

     a)   One who has not reported in accordance with Article 27;

     b) One who has not observed an order to alter standard contracts in accordance with Article 30;

     c)   (Deleted);

     d)   One who violates responsibilities concerning user protection under
          Article 33, Paragraph (2);

     e) One who fails to notify technical standards, standards for use and supply or any other standards for establishment of fair competition environment in violation of Article 34-4, Paragraph (4);

     f) One who has not observed notified matters in violation of the provision of Article 36, Paragraph (3);

     g) One who does not file accounting records or submit business reports, or one who does not keep his books or any evidencing documents in violation of Article 36-2, Paragraph (1);

     h) One who has not observed an order for submission of any related documents under Article 36-2, Paragraph (4);

     i) One who refuses or avoids an order for submission of any materials or goods or an inspection under Article 36-4, Paragraph (2) or conducts any activities causing trouble in such order or inspection;

     j) One who fails to comply with the order to submit the relevant data under Article 38-2, Paragraph (3);

     k) One who fails to keep the relevant data or keeps falsified data in violation of Article 54, Paragraph (5);

     l) One who fails to notify the head of central administrative agency in violation of Article 54, Paragraph (7);

     m)   (Deleted);

     n) One who does not report or submit materials under Article 62 or one who reports or submits them falsely; or

     o)   One who does not observe a corrective order pursuant to Article 65.

(2) A penalty pursuant to Paragraph (1) is to be levied and collected by the Minister of Information and Communication as set forth under Presidential Decree.

(3) One who has a complaint with a disposition for a penalty pursuant to Paragraph (2) can pose an objection to the Minister of Information and Communication within thirty (30) days from the date of notification.

(4) When a person who is disposed for a penalty pursuant to Paragraph (2) poses an objection pursuant to Paragraph (3), the Minister of Information and Communication shall notify a competent court immediately, and the notified competent court shall decide on a penalty in accordance with the Non-Litigation Procedure Law.

(5) When a person neither poses an objection under Paragraph (3) nor pays a penalty, the penalty will be collected as in the case of a coercive collection of a national tax.

                                     ADDENDA
                     [as of December 26, 2002, Law No. 6822]


Article 1. Date of Enforcement

This Law shall come into effect as of the date on which three (3) months have elapsed from the date of promulgation. However, the amendments to Article 53,
Article 53-2, Paragraph (1), the latter part of Paragraph (3), Paragraph (4),
Article 54, Paragraph (3) and the proviso of Paragraph (7), and Article 71, Item
h) shall come into effect as of the date of promulgation, and the amendment to
Article 36-3, Paragraph (3) shall come into effect on the date on which six (6) months have elapsed from the date of promulgation.


Article 2. Term of Validity

The amendment to Article 36-3, Paragraph (1), Item e) shall be effective for a period of three (3) years from the date of enforcement of this Law.


Article 3. Interim Measures for Disposition, etc.

Approval, acceptance of report, order of correction of prohibited acts, imposition of surcharge which has been performed by the Minister of Information and Communication pursuant to previous Article 34-6, Article 37 and Article 37-2 prior to the enforcement of this Law shall be deemed to have been performed by the Communications Commission pursuant to the respective provisions.


Article 4. Interim Measures for Surcharges

Surcharges imposed with respect to acts committed prior to the enforcement of this Law shall be subject to previous provisions, irrespective of the amendment to Article 64, Paragraph (1).